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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



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
                DECEMBER 24, 1996                                  0-21845
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Date of Report (Date of earliest event  reported)            Commission File Number
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                    WILSHIRE FINANCIAL SERVICES GROUP INC.
            (Exact name of registrant as specified in its charter)



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
                DELAWARE                                     93-1223879
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(State or other jurisdiction of  incorporation or            (I.R.S. Employer Identification Number)
organization)


                              1776 SW MADISON ST.
                              PORTLAND, OR  97205
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              (Address of Principal Executive Offices) (Zip Code)


                                (503) 223-5600
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             (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS.

        Wilshire Financial Services Group Inc. (the "Company") is filing this Current Report on Form 8-K to update certain transactions that were pending as of the time of the Company's initial public offerings of 1,800,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and $75,000,000 aggregate principal amount of 13% Notes Due 2004 (the "Notes"), each of which closed on December 24, 1996, and to announce the exercise of the common stock underwriter's overallotment option and the partial exercise of the notes underwriter's overallotment option.

        In October 1996, the Company committed to acquiring the servicing rights to a portfolio of approximately $292 million unpaid principal amount of residential mortgage loans offered by Merrill Lynch Credit Corporation. The servicing transfer was completed on December 13, 1996, and the Company retained Wilshire Credit Corporation as a subservicer.

        On November 1, 1996, Girard Savings Bank, F.S.B. ("Girard"), an indirect wholly-owned subsidiary of the Company, purchased approximately $240.8 million unpaid principal amount of discounted mortgage loans from Citicorp North America Inc. and Citibank, N.A. (the "Citicorp Portfolio"). Girard financed part of the purchase price through a master repurchase agreement with Bear Stearns Mortgage Capital Corporation, with the intention of repaying such financing by selling a pool of certain performing residential mortgage loans (the "Pool") to Wilshire Funding Corporation ("WFC"), another wholly owned subsidiary of the Company. On December 24, 1996, Girard completed the sale of the Pool to WFC, and WFC sold the Pool to CS First Boston Mortgage Securities Corp., who contributed them to a securitized trust, beneficial interests in which were sold to the public by Credit Suisse First Boston. First Bank of Beverly Hills, F.S.B., another indirect wholly-owned subsidiary of the Company, also disposed of loans through this offering.

        On December 24, 1996, concurrently with the closing of the Common Stock offering, an additional 270,000 shares of Common Stock were sold at a price to the public of $10.50 per share pursuant to the exercise of the overallotment option granted to Friedman Billings Ramsey & Co., Inc. ("FBR"), the managing common stock underwriter.

        On January 14, 1997, FBR, as sole notes underwriter, advised the Company that FBR would exercise its option to purchase an aggregate of $9,245,000 of Notes to cover overallotments. The closing on the sale of the additional $9,245,000 of Notes is expected to occur on January 17, 1997.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WILSHIRE FINANCIAL SERVICES GROUP INC.



Date: January 16, 1997         By: /s/ Chris Tassos
                                  -------------------------------------
                                  Name:   Chris Tassos
                                  Title:  Chief Financial Officer